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                                EXHIBIT 10(a)

                     CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this post-effective amendment No. 31 to the registration statement of The Travelers Fund U for for Variable Annuities (the "Fund") on Form N-4 (File No. 2-79529; 811-3575) of our report dated February 19, 1998, on our audit of the financial statements of the Fund , which report is incorporated by reference in this post-effective amendment to the registration statement. We also consent to the reference to our Firm as experts in the registration statement.


COOPERS & LYBRAND L.L.P.
Hartford, Connecticut
April 14, 1998